UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue
Suite 300
Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2025, the Board of Directors (the “Board”) of BJ’s Restaurants, Inc. (the “Company”) named Lyle D. Tick, the Company’s Chief Executive Officer and President, as a member of the Board. Pursuant to the terms of his employment agreement, dated August 23, 2024, the Company and the Board were required to take all reasonable action within their control to cause Mr. Tick to be named to the Board promptly following his appointment as CEO and, at all times while he is serving in such capacity, are required to cause him (i) to be nominated for election to the Board at each annual meeting of shareholders and (ii) if elected, to remain on the Board.

In addition, on June 16, 2025, Gregory A. Trojan, the Company’s former Chief Executive Officer, informed the Board that he would be retiring from the Board effective September 16, 2025.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 12, 2025, the Company held its Annual Meeting of Shareholders. Shareholders voted on (i) the election of directors, (ii) approval, on an advisory and non-binding basis, of the compensation of named executive officers, (iii) ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2025, and (iv) the shareholder proposal to publish a food waste transparency report.

Election of Directors. Each of the following nominees for director was elected to serve until the next annual meeting of shareholders or until his or her successor is elected and qualified.

Name	For	Withhold	Broker Non-Votes
Bina Chaurasia	14,989,454	271,063	3,891,646
James A. Dal Pozzo	14,022,271	1,238,246	3,891,646
Noah A. Elbogen	14,898,387	362,130	3,891,646
Lea Anne S. Ottinger	14,802,398	458,119	3,891,646
C. Bradford Richmond	14,968,482	292,035	3,891,646
Julius W. Robinson, Jr.	15,177,446	83,071	3,891,646
Janet M. Sherlock	15,017,482	243,035	3,891,646
Gregory A. Trojan	14,887,635	372,882	3,891,646

Advisory Vote on Executive Compensation. The shareholders approved, on an advisory and non-binding basis, the compensation of named executive officers. The following votes were cast on the compensation of named executive officers: 14,999,142 For; 213,357 Against; 48,018 Abstain. There were 3,891,646 broker non-votes.

Ratification of Accountants. The shareholders approved the ratification of KPMG LLP as our independent registered public accounting firm for the 2025 fiscal year. The following votes were cast on the ratification: 19,092,298 For; 10,810 Against; 49,055 Abstain. There were no broker non-votes.

Shareholder Food Waste Proposal. The shareholders did not approve the shareholder proposal requesting the company publish a food waste transparency report. The following votes were cast on the proposal: 764,209 For; 14,393,402 Against; 102,906 Abstain. There were 3,891,646 broker non-votes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 18, 2025	BJ’S RESTAURANTS, INC. (Registrant)
	By:	/s/ LYLE D. TICK
Lyle D. Tick, Chief Executive Officer and President (Principal Executive Officer)